UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2021 (April 19, 2021)

CARRIER GLOBAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39220	83-4051582
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13995 Pasteur Boulevard
Palm Beach Gardens, Florida 33418
(Address of principal executive offices, including zip code)
(561) 365-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CARR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 19, 2021, the Compensation Committee of the Board of Directors of Carrier Global Corporation (the “Company”) adopted the Senior Executive Severance Plan (the “Severance Plan”) for its executive leadership team, including its named executive officers.

The Severance Plan provides for the payment of severance and other benefits upon an involuntary termination of employment that is for reasons other than Cause, Disability (as such terms are defined in the Severance Plan) or death and that is not a qualifying termination under the Company’s Change in Control Severance Plan. Subject to the execution of a release and covenant agreement, which will contain a release of claims, perpetual covenants of confidentiality and non-disparagement, and non-competition and non-solicitation covenants that will extend for a period of two years after termination, the Severance Plan provides for the following payments and benefits upon a qualifying termination:

•	a lump sum payment equal to one and one-half times (two times for the Company’s Chief Executive Officer) the executive’s annual base salary;

•
in the event an executive’s termination of employment occurs during the last fiscal quarter of the annual bonus performance period, a pro-rated bonus for the year of termination, calculated based on target performance for any individual performance goals and actual performance for the full year with respect to all other performance goals;

•	continued healthcare benefits for the executive (and eligible dependents) for up to 12 months at no cost to the executive; and

•	outplacement services for up to 12 months.

The value of the lump sum payment referenced above will be offset by the value of any restricted stock unit award originally granted to the executive in connection with the executive’s appointment as a member of the legacy United Technologies Corporation Executive Leadership Group that vests upon the executive’s termination, as well as by any other severance benefits that the executive is entitled to receive upon termination of employment.

The above description is a summary of the terms of the Severance Plan and is subject to and qualified in its entirety by the terms of the Severance Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Carrier Global Corporation Senior Executive Severance Plan, effective April 19, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER GLOBAL CORPORATION (Registrant)

Date: April 22, 2021	By:	/s/ Mark G. Thompson
Mark G. Thompson
Vice President, Secretary & Deputy General Counsel